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                                                                EXHIBIT (m)(b)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of EV Classic Senior Floating-Rate Fund of our report relating to Senior Debt Portfolio dated August 11, 1995, in the Statement of Additional Information, which is part of such Registration Statement.

Deloitte & Touche

Grand Cayman, Cayman Islands
British West Indies
November 16, 1995